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FOR IMMEDIATE RELEASE                    CONTACT: CHRIS WELLBORN, (214) 309-4007


                  DAL-TILE REPORTS RECORD FIRST QUARTER RESULTS

DALLAS, APRIL 11-- Dal-Tile International Inc. (NYSE: DTL) today announced record sales and profits for the first quarter of 2001. Sales increased $15.5 million, or 6.7%, to $245.6 million compared to $230.1 million in the first quarter of 2000. On a pro forma - fully taxed basis, net income for the quarter increased $2.5 million, or 17.9%, over the prior quarter to $16.5 million, or $0.29 per share.

Growth was achieved across all distribution channels. Versus the prior year, sales through company-operated sales centers increased 8.0%, while sales to independent distributors and home centers increased 3.9% and 7.2%, respectively. Profit margin before tax increased 100 basis points to 10.9% due to improved productivity, reduced operating costs and lower interest expense. Free cash flow was $8.0 million versus $3.5 million in the prior year, and debt decreased $85.1 million to $319 million versus first quarter prior year.

"As we cross these turbulent economic times, we are focusing on two major goals," stated Jacques Sardas, chairman, president and CEO. "We want to continue to reduce our debt and, at the same time, we want to invest in low cost, high quality manufacturing capabilities and exciting new products to support the ambitious growth we believe Dal-Tile is capable of attaining in the years to come. Meanwhile, we will continue to obsessively pursue all opportunities to maximize sales, reduce costs and increase our profits and cash flow. We will face the pressures of today's economy while preparing for a bright future for our company."

The company believes that to advance any forecast for the balance of the year in this unstable economic environment is a difficult, if not impossible, task. However, recognizing the need to communicate with investors and to comply with regulation FD, the company will begin providing estimates of sales and profits for the current year. It is very important for investors to realize that these estimates depend upon many things outside the company's control and may change materially at any time. Based on the information available to the company at this time, the company currently estimates that for its fiscal year ending December 28, 2001, sales growth will be between 6% to 8% and earnings per share growth will be between 8% to 10% versus the prior year.

Dal-Tile is the largest manufacturer, distributor and marketer of ceramic tile in the United States, and one of the largest in the world. Headquartered in Dallas, Texas, the Company has approximately 7,600 employees at its facilities in North America. The Company sells its products, marketed under the brand names Daltile(R) and

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American Olean(R) through a network of Company-operated sales centers, independent distributors and leading retail home centers nationwide. Dal-Tile common stock is traded on the New York Stock Exchange under the symbol DTL. Additional information on the company and its products is available on the Worldwide Web at http://www.daltile.com.

Note: SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN OF THE STATEMENTS IN THIS PRESS RELEASE, PARTICULARLY THOSE ANTICIPATING FUTURE FINANCIAL PERFORMANCE, BUSINESS PROSPECTS, GROWTH AND OPERATING STRATEGIES, NEW PRODUCTS AND SIMILAR MATTERS, CONSTITUTE "FORWARD-LOOKING STATEMENTS". FOR THOSE STATEMENTS, DAL-TILE CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE STATEMENTS ARE BASED ON ASSUMPTIONS REGARDING THE COMPANY'S ABILITY TO MAINTAIN ITS SALES GROWTH AND GROSS MARGINS AND TO CONTROL COSTS AND ON ASSUMPTIONS REGARDING THE PERFORMANCE OF THE ECONOMY. THESE STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, THE IMPACT OF COMPETITIVE PRESSURES AND CHANGING ECONOMIC CONDITIONS ON THE COMPANY'S BUSINESS AND ITS DEPENDENCE ON RESIDENTIAL AND COMMERCIAL CONSTRUCTION ACTIVITY, THE FACT THAT THE COMPANY IS HIGHLY LEVERAGED, RELIANCE ON THIRD PARTY SUPPLIERS, INCREASES IN PRICES OF RAW MATERIALS AND ENERGY, CURRENCY FLUCTUATIONS, OTHER FACTORS RELATING TO THE COMPANY'S FOREIGN MANUFACTURING OPERATIONS, THE IMPACT OF PENDING REDUCTIONS IN TARIFFS AND CUSTOMS DUTIES, ENVIRONMENTAL LAWS AND REGULATIONS, AND THE RISK FACTORS OR UNCERTAINTIES LISTED FROM TIME TO TIME IN DAL-TILE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                          -- FINANCIAL TABLES FOLLOW --


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                           DAL-TILE INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE THREE MONTHS ENDED MARCH 30, 2001 AND MARCH 31, 2000
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                        MARCH 30,                  MARCH 31,
                                                                                           2001                      2000
                                                                                     -----------------          ----------------

             Net sales                                                                       $245,590                  $230,113
             Cost of goods sold                                                               128,596                   119,429
                                                                                     -----------------          ----------------
             Gross profit                                                                     116,994                   110,684
             Expenses:
                Transportation                                                                 16,495                    15,705
                Selling, general and administrative                                            65,371                    63,070
                Amortization of intangibles                                                     1,378                     1,378
                                                                                     -----------------          ----------------
             Total expenses                                                                    83,244                    80,153
                                                                                     -----------------          ----------------
             Operating income                                                                  33,750                    30,531
             Interest expense, net                                                              6,409                     7,881
             Other income (expense)                                                              (563)                      177
                                                                                     -----------------          ----------------
             Income before income taxes                                                        26,778                    22,827
             Income tax provision                                                              10,310                     1,502
                                                                                     -----------------          ----------------
             Net Income                                                                       $16,468                   $21,325
                                                                                     =================          ================

             *Pro forma net income                                                            $16,468                   $14,039
                                                                                     =================          ================

             DILUTED EARNINGS PER SHARE
             Net income per common share                                                        $0.29                     $0.39
                                                                                     =================          ================

             * Pro forma net income per common share                                            $0.29                     $0.26
                                                                                     =================          ================


             Average shares                                                                    57,664                    54,815
                                                                                     =================          ================


             BALANCE SHEET DATA
             Working capital (excluding current portion of debt)                             $194,121                  $162,025
             Total assets                                                                     684,303                   656,204
             Total debt                                                                       318,978                   404,073
             Long-term debt                                                                   259,467                   347,277
             Stockholders' equity                                                             229,866                   123,570